EXHIBIT 10.11

AGREEMENT

This Agreement is entered into on this 7th day of APRIL 2006, by and between Innovative Designs, Inc., a Corporation, and Tom Nelson, an individual.

In consideration of the mutual promises set forth hereunder, the sufficiency of which is hereby acknowledged, Innovative Designs, Inc. and Tom Nelson agree to the following:

> Innovative Designs promises to compensate Mr. Nelson for one year of service, commencing with the date of signing of this contract, in the amount of $2,500.00 Dollars and will issue to him 10,000 shares of Innovative Designs, Inc. (NASDAQ Trading Symbol IVDN.OB) restricted stock. Mr. Nelson agrees to the following: 1) Joining Innovative Designs, Inc. as a national spokesperson for the hunting apparel line. 2) Incorporating information regarding the line into articles and seminars. 3) Personally wear Innovative Designs, Inc. hunting apparel when appropriate 4) assist in the formation of an Innovative Designs, Inc. Bowhunting pro-staff. 4) When scheduling permits, make appearances at trade shows representing Innovative Designs, Inc. 5) Appear in commercials promoting the Innovative Designs, Inc. hunting apparel line.

This agreement may be terminated as follows: This agreement may be terminated at any time if either party is found not to have followed the provisions as stated within.

Time shall be of the essence in the performance of this Agreement.

If any part of this Agreement is held unenforceable for any reason, the remaining portion of this Agreement shall remain in full force and effect, and shall be carried out in a manner which is consistent with the intentions of the parties hereto.

In the event of any dispute or legal action between the parties concerning the enforcement or interpretation of this General Contract, each party shall be responsible for their own attorney's fees.

This Agreement is entered into on this 7TH day of APRIL, 2006, in the City of Pittsburgh, the County of Allegheny, and State of Pennsylvania.

Innovative Designs, Inc., a Corporation

[signature]
(sign above)
By: JOSEPH RICCELLI
its: CEO

[signature] Tom Nelson
Tom Nelson